AMENDMENT TO THE
                          UNION ACCEPTANCE CORPORATION
                            1999 INCENTIVE STOCK PLAN

         The undersigned, Secretary of Union Acceptance Corporation, hereby certifies that, by action of the Board of Directors, effective February 23, 2001, the first sentence of Article IV of the Union Acceptance Corporation 1999 Incentive Stock Plan was amended to read as follows:

                  "IV. Stock Subject to the Plan. A total of 900,000 shares of Common Stock of the Company shall be reserved for issuance pursuant to Awards granted under the Plan.". . .

EXECUTED, this 9th day of March, 2001.

                                                 /s/ Leeanne W. Graziani
                                                --------------------------------
                                                Leeanne W. Graziani, Secretary